UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported):
May 23, 2012
 KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064
(Address of principal executive offices)                 (Zip Code)
Registrant's telephone number, including area code: (310) 481-8400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 23, 2012, Kilroy Realty Corporation (the “Company”) filed with the State Department of Assessments and Taxation of Maryland (the “Department”) Articles Supplementary to its Articles of Restatement, as amended and supplemented, (i) reclassifying 1,610,000 authorized but unissued shares of the Company's 7.80% Series E Cumulative Redeemable Preferred Stock (the “Series E Preferred Stock”), constituting all of the shares classified and designated as Series E Preferred Stock, as authorized but unissued and unclassified shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company, and (ii) reclassifying 3,450,000 authorized but unissued shares of the Company's 7.50% Series F Cumulative Redeemable Preferred Stock (the “Series F Preferred Stock”) constituting all of the shares classified and designated as Series F Preferred Stock, as authorized but unissued and unclassified shares of Preferred Stock of the Company. The Articles Supplementary were effective upon filing with the Department. The foregoing summary is qualified in its entirety by reference to the full text of the Articles Supplementary, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles Supplementary of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth Senior Vice President, Chief Accounting Officer and Controller

Date: May 25, 2012